UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

              INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
                        SECURITIES EXCHANGE ACT OF 1934

[X] Filed by the Registrant       [ ] Filed by a Party other than the Registrant

Check the appropriate box:
[X] Preliminary Information Statement
[ ] Definitive Information Statement Only
[ ] Confidential, for Use of the Commission (as permitted by Rule 14c)

                            THE X-CHANGE CORPORATION
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                (Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:

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Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
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    3)   Filing Party:
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    4)   Date Filed:
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
                        PRELIMINARY INFORMATION STATEMENT

                            THE X-CHANGE CORPORATION
                    12655 NORTH CENTRAL EXPRESSWAY SUITE 1000
                               DALLAS TEXAS 75243
                                 (972) 386-7360

                              INFORMATION STATEMENT

   WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement (the "Information Statement") is furnished to the shareholders of The X-Change Corporation, a Nevada corporation (the "Company"), with respect to certain corporate actions of the Company. This Information statement is first being provided to shareholders on or about February ___, 2011.

The corporate action involves the following proposal (the "Proposal"):

     1. To approve an amendment to the Company's Articles of Incorporation to increase the authorized capital of the Company from 37,500,000 shares of common stock, par value $.001, to 750,000,000 shares and to increase the shares of preferred stock from 3,750,000 to 75,000,000 shares of preferred stock, par value $.001.

ONLY THE COMPANY'S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON FEBRUARY __, 2011 (THE "RECORD DATE") ARE ENTITLED TO NOTICE OF THE PROPOSAL. PRINCIPAL SHAREHOLDERS WHO, AS OF THE RECORD DATE, WILL COLLECTIVELY HOLD IN EXCESS OF 50% OF THE COMPANY'S 16,309,916 ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSAL HAVE INDICATED THAT THEY WILL VOTE IN FAVOR OF THE PROPOSAL. AS A RESULT, THE PROPOSAL SHOULD BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, BUT AS SOON THEREAFTER AS PRACTICABLE.

                       BY ORDER OF THE BOARD OF DIRECTORS


/s/ Haviland Wright
----------------------------------
Haviland Wright
Chief Executive Officer

Dallas, Texas
February 4, 2011

                            THE X-CHANGE CORPORATION
                       12655 N CENTRAL PARKWAY SUITE 1000
                                 DALLAS TX 75243
                                 (972) 386-7360

                        PRELIMINARY INFORMATION STATEMENT
                                FEBRUARY 4, 2011

This information statement contains information related to certain corporate actions of The X-Change Corporation,, a Nevada corporation (the "Company"), and is expected to be mailed to shareholders on or about February __, 2011.

                         ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This information statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the consents or authorizations of principal shareholders.
Shareholders holding a majority of the Company's outstanding common stock have approved certain corporate matters outlined in this information statement, which action was approved on January 31, 2011, consisting of the approval of an amendment to the Company's Articles of Incorporation to increase the authorized capital of the stock to 750,000,000 shares of common stock, par value $.001, and 75,000,000 shares of preferred stock, par value $.001.

WHO IS ENTITLED TO NOTICE?

Each holder of an outstanding share of common stock of record on the close of business on the Record Date, February __, 2011, will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the record date that hold in excess of fifty percent (50%) of the Company's 16,309,916 issued and outstanding shares of common stock have indicated that they will vote in favor of the Proposal. Under Nevada Corporate Law, all of the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposal is required.

WHAT CORPORATE MATTERS WILL THE PRINCIPAL SHAREHOLDERS VOTE FOR AND HOW WILL THEY VOTE?

Shareholders holding a majority of the outstanding stock have indicated that they will vote for the following matter:

     FOR the approval of an amendment to the Company's Articles of Incorporation to increase the Company's authorized capital to 750,000,000 shares of common stock, par value $,001 and 75,000,000 shares of preferred stock, par value $.001.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL?

For the approval of an amendment to the Company's Articles of Incorporation to change the name of the Corporation, the affirmative vote of a majority of the shares of common stock outstanding on the record date, or 8,154,959 will be required for approval. Shareholders holding in excess of 11,255,179 shares have indicated that they will vote for the approval of the amendment.

                                 STOCK OWNERSHIP

BENEFICIAL OWNERS

As of January 31, 2011, other than the persons identified below, no person owned beneficially more than five percent (5%) of the Company's common stock. Unless otherwise indicated, beneficial ownership is direct and the persons indicated have sole voting and investment power. As of January 31, 2011, the Company had 16,309,916 shares of common stock outstanding.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


                                                                  Amount and Nature
                       Name and Address                             of Beneficial             Percentage
Title of Class         of Beneficial Owner                           Ownership                of Class(1)
--------------         -------------------                           ---------                -----------
Common              Melissa 364 Ltd.                                  8,705,179                 53.37%
                    12655 N Central Parkway Suite 1000
                    Dallas TX 75243

Common              K&D Equity                                        2,550,000                 15.63%
                    12655 N Central Parkway Suite 1000
                    Dallas TX 75243

                    TOTAL:                                           11,255,179                 69.00%

                        SECURITY OWNERSHIP OF MANAGEMENT

                                                                  Amount and Nature
                       Name and Address                             of Beneficial             Percentage
Title of Class         of Beneficial Owner                           Ownership                of Class(1)
--------------         -------------------                           ---------                -----------
Common              Haviland Wright(1)                                  0.00                    0.00%
                    12655 N Central Parkway Suite 1000
                    Dallas TX 75243

Common              All directors and executive officers                0                       0.00%
                    as a group (1 person)

----------
(1) Applicable percentage of ownership is based on 16,309,916 shares of common stock outstanding as of January 31, 2011 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of January 31, 2011 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                          MANAGEMENT/EXECUTIVE OFFICERS

The Directors and Executive officers of the Company are identified in the table below. Each Director serves for a one-year term or until a successor is elected and has qualified. Currently, our Directors are not compensated for their services.

Name                        Age                    Position
----                        ---                    --------
Haviland Wright             61                 CEO, CFO, Director

Family Relationships. There are no family relationships between any of the officers and directors.

Business Experience. The following is a brief account of the business experience during at the least the last five years of the directors and executive officers, indicating their principal occupations and employment during that period, and the names and principal businesses of the organizations in which such occupations and employment were carried out.

HAVILAND WRIGHT, Ph.D., President & Chief Executive Officer

Dr. Wright is an international technology consultant and investor who served as chief development officer for Profitability of Hawaii, a Honolulu-based software development firm. In addition, he is a director of Ventura-based software company, Elixir Technologies Corporation, where he was chairman from 2003 through 2006 and managed a successful turnaround. He also serves as an Independent Director of Boston-based Compass Group of Mutual Funds, managed by MFS, a wholly owned subsidiary of Sun Life of Canada. He was a director of LCD display developer Nano Loa, Inc., based in Kanagawa, Japan, which he founded with LCD pioneer Akihiro Mochizuki. Dr. Wright was formerly chairman and CEO of LCOS (liquid crystal on silicon) display manufacturer Displaytech, Inc. He served as chief scientist and senior vice president of Interleaf, Inc., following Interleaf's acquisition of Avalanche Development Company, an SGML pioneer that he founded in Boulder, Colorado. Dr. Wright received his B.A. degree from the University of Pennsylvania in mathematics and history; his M.B.A. and Ph.D. from the University of Pennsylvania, The Wharton School, where his areas of concentration were accounting and systems sciences. He completed the CPA and CMA accounting certifications, has held faculty positions at the University of Colorado and the University of Denver, and has authored numerous articles for research and industry publications.

                           COMPENSATION OF MANAGEMENT

During the year ended December 31, 2010, no director and/or officer received any compensation from the Company. Through January 31, 2011, the Company paid no compensation to any officer or director.

Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meeting of the Board of Directors.

The Company has no material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to the Company's directors or executive officers. The Company has no compensatory plan or arrangements, including payments to be received from the Company, with respect to any executive officer or director, where such plan or arrangement would result in any compensation or remuneration being paid resulting from the resignation, retirement or any other termination of such executive officer's employment or from a change-in-control of the Company or a change in such executive officer's responsibilities following a change-in-control and the amount, including all periodic payments or installments where the value of such compensation or remuneration exceeds $100,000 per executive officer.

During 2010, no funds were set aside or accrued by the Company to provide pension, retirement or similar benefits for Directors or Executive Officers.

The Company has no written employment agreements.

Termination of Employment and Change of Control Arrangement. Except as noted herein, the Company has no compensatory plan or arrangements, including payments to be received from the Company, with respect to any individual names above from the latest or next preceding fiscal year, if such plan or arrangement results or will result from the resignation, retirement or any other termination of such individual's employment with the Company, or from a change in control of the Company or a change in the individual's responsibilities following a change in control.

Compensation Pursuant to Plans. Other than disclosed above, the Company has no plan pursuant to which cash or non-cash compensation was paid or distributed during the last fiscal year, or is proposed to be paid or distributed in the future, to the individuals and group described in this item.

                     AMENDMENT OF ARTICLES OF INCORPORATION

The following are the changes to the Articles of Incorporation which were recommended by the Company's Board of Directors and approved by the shareholder having a majority in interest of the voting power, together with the reasons for such changes:

 The authorized capital structure is being changed. The proposed amendment will provide for 750,000,000 shares of Common Stock and 75,000,000 shares of undesignated preferred stock. At present, the Company is authorized to issue 37,500,000 shares of common stock having a par value of $.001 per share and 3,750,000 shares of preferred stock. This is being changed to authorize the Company to issue 75,000,000 shares of preferred stock having a par value of $.001 per share and 750,000,000 shares of common stock also having a par value of $.001 per share.

The number of common shares authorized is being increased since the number of authorized shares of common shares was previously reduced when the Company implemented a reverse stock split last year. The Company is increasing the number of preferred stock since this number was previously decreased as part of the implementation of the reverse split. The Company may utilize these shares of common and preferred stock in the future for the acquisition of assets, to acquire interests in other companies, to raise capital or for debt financing, although the Company does not have any present plans or intention of authorizing or issuing any class of preferred stock or any additional shares of common shares. Preferred Stock might also be used to raise capital for the Company in the future. A future investor may desire certain terms and conditions for the capital to be invested which can best be met through the authorization and issuance of shares of preferred stock. These terms and conditions may be superior to those afforded to shareholders of common stock of the Company. The terms of the preferred shares cannot be stated or estimated because no offering is presently contemplated. The terms of the preferred shares to be issued, if any, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters will be determined by the Board of Directors at the time of issuance.

POTENTIAL ANTI-TAKEOVER EFFECT

Although the increased proportion of authorized but unissued shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that could dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the

Company with another company), the increase in our authorized capital through the increase in the shares of both common and preferred stock is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Common Stock or obtain control of the Company. The Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

Authorized but unissued shares of common stock and preferred stock would be available for future issuance without our shareholders' approval. These additional shares may be utilized for a variety of corporate purposes including, but not limited to, future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Company's Board of Directors' desires at that time. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

PURPOSE OF INCREASING THE COMPANY'S AUTHORIZED SHARES OF COMMON STOCK

GENERAL CORPORATE PURPOSES

The Company's directors believe that it is desirable to have additional authorized shares of common stock available for other possible future financings, possible future acquisition transactions, stock dividends, stock splits and other general corporate purposes. The Company's directors believe that having such additional authorized shares of common stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders.

AMENDMENT OF ARTICLES OF INCORPORATION

The amendment to the Company's Articles of Incorporation provides for the authorization of 712,500,000 additional shares of the Company's common stock and the authorization of an additional 71,250,000 shares of preferred stock. As of January 31, 2011, 16,309,916 shares of the Company's common stock were issued and outstanding and there were no shares of preferred stock issued and outstanding.

The amendment to the Company's Articles of Incorporation shall be filed with the Nevada Secretary of State so that Article IV of the Articles of Incorporation shall be changed as follows:

     "4.1 Authorized Capital. The aggregate number of shares of all classes which the corporation shall have authority to issue is 825,000,000 shares, of which 750,000,000 shall be designated as Common Shares, $.001 par value per share and 75,000,000 shall be designated as Preferred Shares, $.001 par value per share."

ADVANTAGES AND DISADVANTAGES OF INCREASING AUTHORIZED SHARES

There are certain advantages and disadvantages of voting for an increase in the Company's authorized common stock. The advantages include:

     * The ability to raise capital by issuing capital stock under the transaction described above, or other financing transactions.

     * To have shares of common stock available to pursue business expansion opportunities, if any.

     *    The disadvantages include:

     * Dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

     * The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the desires of the Company's Board of Directors, at that time. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

                             ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any reports, statements or other information that we file at the SEC's public reference rooms, including its public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain these materials upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms. Our public filings are also available at the Internet web site maintained by the SEC for issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (EDGAR) at www.sec.gov.

                                  MISCELLANEOUS

We request brokers, custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock and we will reimburse such persons for their reasonable expenses in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing to us at our office address,

                                          BY ORDER OF THE BOARD OF DIRECTORS


February 4, 2011                          /s/ Haviland Wright
                                          --------------------------------------
                                          Chairman of the Board